Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Lisa Fortuna, Financial Relations Board	Darryl Cater, Media Relations Coordinator
(312) 640-6779	(630) 218-8000 x4896
lfortuna@financialrelationsboard.com	cater@inlandgroup.com

Inland Real Estate Corporation Announces

the Formation of New Joint Venture

Oak Brook, IL (September 5, 2006) – Inland Real Estate Corporation (NYSE: IRC) and Inland Real Estate Exchange Corporation (IREX), which is a leader in the 1031 Exchange business, today announced the formation of a joint venture.  Through this venture IRC will have the opportunity to explore the growth potential of the 1031 Exchange Tenant in Common (TIC) business while at the same time earning fees for identifying and sourcing properties for IREX’s TIC program.

“The great advantage for such a partnership is that IRC can provide its acquisition expertise to IREX while at the same time IREX can provide IRC access to the unique sales franchise it has developed over the years through a network of broker/dealers” explained Mark Zalatoris, IRC’s Chief Operating Officer.  IRC will coordinate the venture’s acquisition, property management and leasing functions, and will earn fees for services provided to the venture, including on-going management and leasing fees, as well as, syndication fees which will be split equally between the two partners.  The partnership will increase the number of properties available to IREX for its TIC program.

“We are pleased to have the opportunity to partner with the premiere 1031 Exchange TIC sponsor in the industry”, added Zalatoris.  “IREX’s distribution access through Inland Securities Corporation’s large broker/dealer network is the best in the business.  This partnership will enable us to enhance our growth by complementing our core strategy of acquiring and managing high-quality real estate while earning fees through the joint venture on assets that might not otherwise fit into our current portfolio.  We will be able to earn immediate syndication fees and earn fees for managing these properties for years to come.”

To ensure fairness between the parties, the Joint Venture Agreement was negotiated by a special committee of the Board of Directors of IRC composed entirely of independent board members and was advised by independent counsel.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 146 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the Midwestern United States, with aggregate leasable space of approximately 14 million square feet.  Its stock is listed on the New York Stock Exchange under the ticker symbol "IRC".  For additional information, please visit the company’s website at www.inlandrealestate.com

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.